                                                                     EXHIBIT 3.2


                                     BYE-LAWS

                                       OF

                                 PXRE GROUP LTD.


    Bye-Law                                                                       Page
    ------                                                                       ----
       1        INTERPRETATION                                                      1
       2        SHARES AND SHARE CAPITAL                                            7
       3        COMMON SHARES                                                       8
       4        AUTHORITY OF BOARD TO ISSUE AND DIVIDE
                   PREFERRED SHARES INTO DIFFERENT SERIES                           8
       5        EMPLOYEE SHARE PURCHASE                                            10
       6        COMPANY SHARE REPURCHASE                                           10
       7        ALTERATION OF CAPITAL                                              11
       8        WARRANTS                                                           13
       9        SHARE CERTIFICATES                                                 14
      10        REGISTER OF MEMBERS                                                15
      11        INSPECTION OF REGISTER OF MEMBERS                                  16
      12        RECORD DATES                                                       16
      13        TRANSFER OF SHARES                                                 16
      14        TRANSMISSION OF SHARES                                             18
      15        UNTRACEABLE MEMBERS                                                19
      16        GENERAL MEETINGS OF MEMBERS                                        20
      17        NOTICE OF GENERAL MEETINGS                                         21
      18        PROCEEDINGS AT GENERAL MEETINGS                                    22
      19        INSPECTORS                                                         24
      20        VOTING AT GENERAL MEETINGS                                         24
      21        PROXIES AND CORPORATE REPRESENTATION                               28
      22        NOMINATION AND REMOVAL OF DIRECTORS                                30
      23        ALTERNATE DIRECTORS                                                32
      24        DIRECTORS' COMPENSATION                                            34
      25        DIRECTORS' AND OFFICERS' INTERESTS                                 34
      26        GENERAL POWERS OF THE BOARD OF DIRECTORS                           36
      27        PROCEEDINGS OF THE BOARD OF DIRECTORS                              38
      28        OFFICERS                                                           40
      29        REGISTER OF DIRECTORS AND OFFICERS                                 42
      30        MINUTES                                                            42
      31        SEAL                                                               42
      32        DESTRUCTION OF DOCUMENTS                                           43
      33        DIVIDENDS AND OTHER DISTRIBUTIONS                                  44
      34        CAPITALIZATION                                                     49


    Bye-Law                                                                          Page
    ------                                                                          ----
      35        ACCOUNTING RECORDS                                                   50
      36        AUDIT                                                                51
      37        NOTICES                                                              52
      38        WINDING UP                                                           54
      39        INDEMNIFICATION OF DIRECTORS AND OFFICERS
                  OF THE COMPANY                                                     54
      40        AMENDMENT OF BYE-LAWS                                                55

INTERPRETATION

1. (1) In these Bye-Laws, unless the context otherwise requires, the words standing in the first column of the following table shall bear the meaning set opposite them respectively in the second column.


WORD                                             MEANING

"Act"                                   The Companies Act 1981 of Bermuda, as
                                        amended from time to time.

"Auditor"                               the Auditor of the Company for the time
                                        being and may include any individual or
                                        partnership.

"Bye-Laws"                              these Bye-Laws in their present form or as
                                        supplemented or amended from time to time.

"Board" or the                          the Board of Directors of the Company or the
"Directors" or the                      Directors (including alternate Directors).
"Board of Directors"

"capital"                               the share capital from time to time of the
                                        Company.

"clear days"                            in relation to the period of a Notice, that
                                        period excluding the day when the Notice is
                                        given or deemed to be given and the day for
                                        which it is given or on which it is to take
                                        effect.

"Code"                                  the Internal Revenue Code of 1986, as
                                        amended, of the United States.

"Company"                               PXRE Group Ltd.




"competent                              a competent regulatory authority in the
regulatory                              jurisdiction or place where the shares of the
authority"                              Company are listed or quoted on a stock
                                        exchange.

"Controlled Shares"                     in reference to any Person means (i) all shares
                                        of the Company that such Person owns within
                                        the meaning of Section 958(a) of the Code, or
                                        is considered as owning by applying the rules
                                        of Section 958(b) of the Code, (ii) all shares
                                        of the Company that such Person owns by
                                        applying the rules of Sections 544 or  554 of
                                        the Code or (iii) all shares of the Company
                                        directly, indirectly or beneficially owned by
                                        a Person within the meaning of Section 13(d)
                                        of the Exchange Act (including any shares
                                        owned by a group of Persons as so defined
                                        and including any  shares that would
                                        otherwise be excluded by Section 13(d) of the
                                        Exchange Act).

"Designated Stock                       a stock exchange which is an appointed stock
Exchange"                               exchange for the purposes of the Act in
                                        respect of which the shares of the Company
                                        are listed or quoted.

"dollars" and "$"                       dollars, the legal currency of the United
                                        States.

"Exchange Act"                          the Securities Exchange Act of 1934, as
                                        amended, of the United States.




"General Meeting"                       any meeting of the Members of the Company.
                                        The General Meeting convened once in every
                                        calendar year in compliance with the Act,
                                        shall be known as the "Annual General
                                        Meeting".  Any General Meeting other than
                                        an Annual General Meeting, shall be known
                                        as a "Special General Meeting".

"Maximum Percentage"                    nine and nine-tenths percent (9.9%).

"Member"                                a duly registered holder from time to time of
                                        the shares in the capital of the Company.

"month"                                 a calendar month.

"9.9% Limitation"                       the requirement and restriction that no Person
                                        shall be permitted to Own or Control more
                                        than nine and nine-tenths percent (9.9%) of
                                        the total combined voting power of all classes
                                        of shares entitled to vote at a General Meeting
                                        of the Company's Members or of the total
                                        number of outstanding shares of any class of
                                        stock, except as provided for in these Bye-
                                        Laws or as permitted by the Board and
                                        provided that the 9.9% Limitation shall not
                                        apply to PXRE Purpose Trust.

"Notice"                                written notice unless otherwise specifically
                                        stated and as further defined in these Bye-
                                        Laws.

"Office"                                the registered office of the Company for the
                                        time being.

"Officer"                               any individual appointed pursuant to Bye-
                                        Law 28 hereof.




"Own or Control" or "Owning             with respect to the Company's shares, means
or Controling"                          (i) shares that a Person owns within the
                                        meaning of Section 958(a) of the Code or
                                        is considered as owning by applying the
                                        rules of Section 958(b) of the Code,
                                        (ii) shares that a Person owns by
                                        applying the rules of Sections 544 or
                                        554 of the Code or (ii) shares directly,
                                        indirectly or beneficially owned by a
                                        Person within the meaning of Section
                                        13(d) of the Exchange Act (including any
                                        shares owned by a group of Persons as so
                                        defined and including any shares that
                                        would otherwise be excluded by Section
                                        13(d) of the Exchange Act).

"paid up"                               paid up or credited as paid up.

"Person"                                any individual, general or limited partnership,
                                        corporation, association, trust, estate,
                                        company (including a limited liability
                                        company) or any other entity or organization,
                                        including a government, a political
                                        subdivision or agency or instrumentality
                                        thereof.

"Register"                              the principal register and, where
                                        applicable, any branch register of
                                        Members of the Company to be kept
                                        pursuant to the provisions of the Act.




"Registration Office"                   in respect of any class or series of share
                                        capital, such place as the Board may from
                                        time to time determine to keep a branch
                                        register of Members in respect of that class or
                                        series of share capital and where (except in
                                        cases where the Board otherwise directs) the
                                        transfers or other documents of title for such
                                        class or series of share capital are to be
                                        delivered for registration.

"Seal" common seal or any one or more duplicate seals of the Company (including a securities seal) for use in Bermuda or in any place outside Bermuda.

"Secretary"                             any Person appointed by the Board to
                                        perform any of the duties of secretary
                                        of the Company and includes any
                                        assistant, deputy, temporary or acting
                                        secretary.

"Securities Act"                        the Securities Act of 1933, as amended, of the
                                        United States.

"shares" the Common Shares or Preferred Shares of the Company, as the case may be.

"Subsidiary"                            any entity in which the Company owns,
                                        directly or indirectly, shares
                                        representing at least fifty percent
                                        (50%) of the voting power or fifty
                                        percent (50%) of the value of such
                                        entity.




"Ten Percent Shareholder"               a Person (other than the PXRE Purpose Trust)
                                        who the Board determines Owns or Controls
                                        more than 9.9% of the total combined voting
                                        power of all classes of shares entitled to vote
                                        or of the total number of outstanding shares
                                        of any class of stock.

"year"                                  a calendar year.


         (2)      In these Bye-Laws, where not inconsistent with the context:

                  (a) words denoting the singular include the plural and vice versa;

                  (b)  words denoting a gender include every gender;

                  (c) words describing Persons include companies, associations and bodies of Persons whether corporate or not;

                  (d)  the word:

                       (i)      "may" shall be construed as permissive; and

                       (ii)     "shall" or "will" shall be construed as
                                imperative;

                  (e) expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, photography, facsimile, computer generated and other modes of representing words or figures in a visible form;

                  (f) references to any act, ordinance, statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force;

                  (g) unless otherwise provided herein words and expressions defined in the Act shall bear the same meanings in these Bye-Laws if not inconsistent with the context;

                  (h) a resolution shall be a "special resolution" when it has been passed by the affirmative vote of Members holding not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares entitled to vote, cast by such Members in person or, in the case of such Members as are corporations, by their respective duly authorized representative or, where proxies are allowed, by proxy, at a General Meeting of which not less than twenty-one (21) clear days' Notice, specifying (without prejudice to the power contained in these Bye-Laws to amend the same) the intention to propose the resolution as a special resolution, has been duly given;

                  (i) a resolution shall be an "ordinary resolution" when it has been passed by a simple majority of votes cast, in person, by a representative or by proxy, at a General Meeting of which not less than twenty-one
                           (21) clear days' Notice has been duly given;

                  (j) a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Bye-Laws or the Act; and

                  (k) headings used in these Bye-Laws are for convenience only and are not to be used or relied upon in the construction of these Bye-Laws.

         (3) In these Bye-Laws, in calculating whether a resolution has been passed by a particular majority or whether a particular number of shares is represented at a General Meeting and, generally, for all purposes, in calculating the total number of votes cast or votes represented, as the case may be, the provisions of paragraph (4) of Bye-Law 20 hereof shall be taken into account in all cases in computing the number of votes cast or votes represented, as the case may be.

         (4) Any right or power of the Company under the Act or the Company's Memorandum of Association or these Bye-Laws which is not expressly subject to approval by the Members in a General Meeting shall be exercisable by the Board.

                            SHARES AND SHARE CAPITAL

2. (1) The authorized share capital of the Company is $60,000,000 divided into the following classes of shares:

                           (i) 50,000,000 common shares, par value $1.00 per share ("Common Shares"); and

                           (ii) 10,000,000 preferred shares, par value $1.00 per share ("Preferred Shares").

         (2) Subject to paragraph (1) of Bye-Law 13, no Person shall be permitted to Own or Control shares in the Company to the extent that such Person or any other Person will be considered to Own or Control Controlled Shares, as the Board may determine, in excess of 9.9% of the total combined voting power of all classes of voting shares or of the total number of outstanding shares of any class of stock of the Company, nor shall any Person be permitted to Own or Control Controlled Shares if the result thereof would be to render such Person or any other Person a Ten Percent Shareholder, provided, however, that the foregoing limitation shall not apply to the PXRE Purpose Trust. Nor may any shares be issued, redeemed, repurchased or transferred if the effect of such issuance, redemption, repurchase or transfer would be to cause a violation of the prohibitions of this Bye-Law. To the extent that, for any reason whatsoever and by any method howsoever, a Person, whether an existing Member or not of the Company, shall Own or Control Controlled Shares in excess of the 9.9% Limitation, then the voting rights applicable to such Controlled Shares shall be reduced in accordance with paragraph (4) of Bye-Law 20.

                                  COMMON SHARES

3. (1) Subject to these Bye-Laws, at a General Meeting of the Company every holder of Common Shares shall be entitled to one vote for each share held by him on all matters submitted to a vote of the Company's Members.

         (2) The Board may in its discretion, at any time, and from time to time, issue or cause to be issued all or any part of the authorized but unissued Common Shares of the Company for consideration of such character and value as the Board shall in its absolute discretion from time to time fix or determine.

                     AUTHORITY OF BOARD TO ISSUE AND DIVIDE
                     PREFERRED SHARES INTO DIFFERENT SERIES

4. (1) The Board may in its discretion at any time, and from time to time, issue or cause to be issued all or any part of the authorized but unissued Preferred Shares of the Company for consideration of such character and value as the Board shall in its absolute discretion from time to time fix or determine.

         (2) Without prejudice to the generality of paragraph (1) of this Bye-Law, the Board is hereby further expressly authorized at any time, and from time to time, to consolidate, divide or subdivide any or all of the authorized but unissued Preferred Shares of the Company into several series, and to set the par value of any of the unissued Preferred Shares, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the number of shares and the designation of such series, so as to distinguish it from the shares of all other series and classes, and to fix and determine the voting rights, preferences, qualifications, privileges, limitations, options, conversion rights, redemption features, restrictions, and other special or relative rights of such series. Each of such series may differ from every other series previously authorized, as may be determined by the Board in any or all respects, to the fullest extent now, or hereafter, permitted by the laws of Bermuda including, but not limited to, the variations between different series in the following respects:

                  (a) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board;

                  (b) the annual dividend or dividend rate for such series, and the date or dates from which dividends shall commence to accrue;

                  (c) the par value of the shares prior to issue, provided, however, that the par value shall in no case be set at less than $1.00 per share;

                  (d) the price or prices at which, and the terms and conditions on which, if any, the shares of such series may be redeemed or made redeemable;

                  (e) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;

                  (f) the preferential amount or amounts, if any, payable upon shares of such series in the event of the liquidation, dissolution, or winding up of the Company;

                  (g) the terms and conditions, if any, upon which shares of such series may be converted and the class or series of shares of the Company or other securities into which such shares may be converted;

                  (h) the relative seniority, priority or junior rank of such series as to dividends or assets in relation to any other classes or series of shares of the Company then or thereafter to be issued;

                  (i) such other terms, preferences, qualifications, privileges, limitations, options, restrictions, and other special rights, if any, of shares of such series as the Board may, at the time of such resolution or resolutions, lawfully fix or determine;

                  (j) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any Person; and

                  (k) where any difficulty arises in regard to any consolidation, division or sub- division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may issue certificates in respect of fractions of shares or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion among the Members who would have been entitled to the fractions, and for this purpose the Board may authorize a Person to transfer the shares representing fractions to the purchaser thereof, or resolve that such net proceeds be paid to the Company for the Company's benefit; and such purchases shall not be bound to see to the application of the purchase money nor shall such Person's title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.


                             EMPLOYEE SHARE PURCHASE

5.       (1)      The Board may from time to time:

                  (a) establish a plan or plans (including individual agreements) for employees, directors, officers, consultants and/or advisors of the Company, its subsidiaries or affiliates whereby the Company provides securities (whether restricted or otherwise), or options to purchase securities, or money for the purchase of, or subscription for, such securities and/or options, whether directly or indirectly through a trust established for the benefit of such employees, directors, officers, consultants and/or advisors;

                  (b) provide for the making by the Company of loans to Persons, other than Directors, bona fide in the employment of the Company or any of its Subsidiaries, with a view to enabling those Persons to purchase or subscribe for fully-paid shares in the Company, to be held by themselves by way of beneficial ownership; and

                  (c) provide for the giving by the Company, directly or indirectly, of financial assistance, whether by means of a loan, guarantee, the provision of security or otherwise, to its bona fide employees, or the bona fide employees of any of its Subsidiaries, whether or not they shall also be Directors, in order that they may buy shares in the Company and the Board may, in its discretion, from time to time require, as one of the terms of issue of any such shares or by contract, that any such employee shall be required or allowed to sell such shares to the Company, upon such terms and at such price as the Board may by such terms of issue or contract establish, when such employee ceases to be employed by the Company or any of its Subsidiaries.

                            COMPANY SHARE REPURCHASE

6. (1) Subject to the Act, the Company's Memorandum of Association and these Bye-Laws and, where applicable, the rules of any Designated Stock Exchange and/or any competent regulatory authority, the Company may purchase or otherwise acquire its own shares upon such terms and conditions as the Board shall determine.

                              ALTERATION OF CAPITAL

7.       (1)      The Company may from time to time by ordinary resolution in accordance with the Act:

                     (a) increase its capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

                     (b) consolidate and divide all or any of its capital into shares of larger amount than its existing shares;

                     (c) divide its shares into several classes, and without prejudice to any special rights previously conferred on the holders of existing shares, attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions, which, in the absence of any such determination by the Company in a General Meeting, as the Directors may determine, provided always that where the Company issues shares which do not carry voting rights, the words "non-voting" shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favorable voting rights, must include the words "restricted voting" or "limited voting";

                     (d) sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the Act), and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares;

                     (e) change the currency denomination of its share capital; and

                     (f) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any Person, and diminish the amount of its capital by the amount of the shares so canceled;

                     PROVIDED THAT, none of the foregoing actions shall be taken if it were to result in any Person (other than the PXRE Purpose Trust) violating the 9.9% Limitation unless the Board otherwise determines.

         (2) The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation, division or subdivision under this Bye-Law and in particular but without prejudice to the generality of the foregoing may issue certificates in respect of fractions of shares or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion among the Members who would have been entitled to the fractions, and for this purpose the Board may authorize a Person to transfer the shares representing fractions to the purchaser thereof or resolve that such net proceeds be paid to the Company for the Company's benefit. Such purchaser will not be bound to see to the application of the purchase money nor shall such Person's title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

         (3) The Company may from time to time by ordinary resolution in accordance with the Act reduce its authorized or issued share capital or any share premium account or other undistributable reserve in any manner permitted by applicable law.

         (4) Except so far as otherwise provided by the conditions of issue, or by these Bye-Laws, any capital raised by the creation of new shares shall be treated as if it formed part of the original capital of the Company, and such shares shall be subject to the provisions contained in these Bye-Laws with reference to the payment of calls and installments, transfer and transmission, forfeiture, lien, cancellation, surrender, voting and otherwise.

         (5) Subject to the Act and the 9.9% Limitation, all or any of the special rights attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up) be varied, modified or abrogated either with the consent in writing of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the issued shares of that class or with the sanction of a special resolution passed at a separate General Meeting of the holders of the shares of that class. To every such separate General Meeting all the provisions of these Bye-Laws relating to General Meetings of the Company shall, as the case may be, apply, but so that:

                  (a) the necessary quorum shall be two or more Persons holding or representing by proxy not less than a majority of the issued shares of that class;

                  (b) subject to the 9.9% Limitation and the provisions of paragraph (4) of Bye-Law 20, every holder of shares of the class shall be entitled on a vote to one vote for every such share held by him; and

                  (c) any holder of shares of the class present in person or by proxy may demand a vote.

         (6) The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu therewith.

                                    WARRANTS

8. (1) Subject to the 9.9% Limitation, the Board may issue warrants conferring the right upon the holders thereof to subscribe for any class of shares or securities in the capital of the Company on such terms as the Board may from time to time determine.

         (2) The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Act. Subject to the Act, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

         (3) Except as provided in these Bye-Laws, neither the Company nor any of its Subsidiaries shall directly or indirectly give financial assistance to a Person who is acquiring or proposing to acquire shares in the Company for the purpose of that acquisition whether before or at the same time as the acquisition takes place or afterwards, provided, however, that nothing in this Bye-Law shall prohibit transactions permitted by the Act.

         (4) Except as required by applicable law, no Person shall be recognized by the Company as holding any share in the capital of the Company upon any trust and the Company shall not be bound by or required in any way to recognize (even when having Notice thereof) any equitable, contingent, future or partial interest in any share or any fractional part of a share or (except only as otherwise provided by these Bye-Laws or by applicable law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

         (5) Subject to the Act and these Bye-Laws, the Board may at any time after the allotment of shares in the capital of the Company but before any Person has been entered in the Register as the holder, recognize a renunciation thereof by such recipient in favor of some other Person and may accord to any such recipient of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board determines to impose.

                               SHARE CERTIFICATES

9. (1) Every share certificate shall be issued under the Seal or a facsimile thereof and shall specify the number and class and distinguishing numbers of the shares to which it relates, and may otherwise be in such form as the Directors may from time to time determine. No certificate shall be issued representing shares of more than one class. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates (or certificates in respect of other securities) need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any Person. Every share certificate shall recite that the voting rights relating to such shares are subject to the limitations contained in these Bye-Laws.

         (2) In the case of a share held jointly by several Persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of several joint holders shall be sufficient delivery to all such holders.

         (3) Where a share stands in the names of two or more Persons, the Person first named in the Register shall as regards service of Notices and, subject to the provisions of these Bye-Laws, all or any other matters connected with the Company, except the transfer of the shares, be deemed the sole holder thereof.

         (4) Every Person whose name is entered, upon an allotment of shares, as a Member in the Register shall be entitled, without payment, to receive one certificate for all such shares of any one class, or several certificates each for one or more of such shares of such class upon payment, for every certificate after the first, of such reasonable out-of-pocket expenses as the Board from time to time determines.

         (5) Subject to paragraph (2) hereof, share certificates shall be issued, in the case of an issue of shares within twenty-one (21) days (or such longer period as the terms of the issue provide) after allotment, or in the case of a transfer of fully or partly paid shares within twenty-one (21) days after delivery of a transfer to the Company, not being a transfer which the Company is for the time being entitled to refuse to register and does not register.

         (6) Notwithstanding any provision in these Bye-Laws to the contrary, a Person may by Notice to the Company elect that no certificate be issued in respect of shares registered or to be registered in his name and on receipt of such election the Company shall not be required to issue a certificate for such shares or may cancel an existing certificate without issuing another certificate in lieu thereof.

         (7) Upon every transfer of shares, the certificate held by the transferor shall be given up to be canceled, and shall forthwith be canceled accordingly, and a new certificate shall be issued to the transferee in respect of the shares transferred to him. If any of the shares included in the certificate so given up shall be retained by the transferor a new certificate for the balance shall be issued to him.

         (8) If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the relevant Member upon request and on payment of such fee as the Designated Stock Exchange or the Board may determine to be payable, and, subject to compliance with such terms (if any) as to evidence and indemnity and to payment of the costs and reasonable out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board shall determine and, in case of damage or defacement, on delivery of the old certificate to the Company, provided always that where share warrants have been issued, no new share warrant shall be issued to replace one that has been lost, stolen or destroyed unless the Directors are satisfied beyond reasonable doubt that the original has been lost, stolen or destroyed.

                               REGISTER OF MEMBERS

10. (1) The Company shall keep in one or more books a Register of its Members and shall enter therein the following particulars:

                  (a) the name and address of each Member, the number and, where appropriate, the class or series of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

                  (b) the date on which each Person was entered in the Register; and

                  (c) the date on which any Person ceased to be a Member for one year after such Person so ceased.

         (2) Subject to the Act, the Company may keep an overseas or local or other branch register of Members resident in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

                        INSPECTION OF REGISTER OF MEMBERS

11. The Register and branch register of Members, as the case may be, shall be open to inspection on every business day by Members without charge or by any other Person, upon the maximum payment permitted under the Act, subject to such reasonable restrictions as the Board may impose, so that not less then two (2) hours in each business day be allowed for inspections, at the Office or such other place in Bermuda at which the Register is kept in accordance with the Act or, if appropriate, upon the maximum payment permitted under the Act at the Registration Office. The Register, including any overseas or local or other branch register of Members, may, after Notice has been given by advertisement in an appointed newspaper and, where applicable, any other newspapers in accordance with the requirements of any Designated Stock Exchange to that effect, be closed at such times or for such periods not exceeding in the aggregate thirty (30) days in each year as the Board may determine and either generally or in respect of any class or series of shares.

                                  RECORD DATES

12. Notwithstanding any provision of these Bye-Laws to the contrary, the Company or the Directors may fix any date as the record date for:

         (a) determining the Members entitled to receive any dividend, distribution, allotment or issue; and

         (b) determining the Members entitled to receive Notice of and to vote at any General Meeting of the Company.

                               TRANSFER OF SHARES

13. (1) No transfer may be made if the effect of such transfer would result in the transferee or any other Person Owning or Controlling in excess of nine and nine tenths percent (9.9%) of all of the issued and outstanding shares of the Company or Owning or Controlling shares in excess of the 9.9% Limitation and the Board may, in its absolute discretion, refuse to register such transfer, provided, however, that the foregoing limitation shall not apply to the PXRE Purpose Trust. Notwithstanding the foregoing, the Board may waive the restrictions set forth in this Bye-Law, in its discretion and on a case by case basis. One of the purposes of the 9.9% Limitation is to prevent the Company from being characterized as a controlled foreign corporation, a foreign personal holding company or a personal holding company within the meaning of the Code. Nevertheless, the Board will not be liable to the Company, its Members or any other Person whatsoever for any errors in judgment made by it in granting any waiver or waivers to the foregoing restrictions in any case so long as it has acted in good faith.

         (2) Subject to these Bye-Laws, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in any other form approved by the Board.

         (3) The instrument of transfer shall be executed by or on behalf of the transferor. The Board may also resolve, either generally or in any particular case, upon request by the transferor, to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Nothing in these Bye-Laws shall preclude the Board from recognizing a renunciation of the allotment or provisional allotment of any share by the allottee in favor of some other Person.

         (4) The Board may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share issued under any share plan for employees upon which a restriction on transfer imposed thereby still subsists, and it may also refuse to register a transfer of any share to more than four (4) joint holders. Nothing in these Bye-Laws shall impair the settlement of transactions entered into through the facilities of a Designated Stock Exchange except as provided by such exchange.

         (5) No transfer shall be made to an infant or to a Person of unsound mind or under other legal disability, known as such by the Company.

         (6) The Board, in so far as permitted by applicable law may, in its absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register or any share on any branch register to the Register or any other branch register. In the event of any such transfer, the shareholder requesting such transfer shall bear the cost of effecting the transfer unless the Board otherwise determines.

         (7) Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time determine, and which agreement it shall, without giving any reason therefor, be entitled in its absolute discretion to give or withhold), no shares upon the Register shall be transferred to any branch register nor shall shares on any branch register be transferred to the Register or any other branch register and all transfers and other documents of title shall be delivered for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Register, at the Office or such other place in Bermuda at which the Register is kept in accordance with the Act.

         (8) Without limiting the generality of the preceding paragraph, the Board may decline to recognize any instrument of transfer unless:

                  (a) the instrument of transfer is in respect of only one class of share;

                  (b) the instrument of transfer is delivered to the Office or such other place in Bermuda at which the Register is kept in accordance with the Act or the Registration Office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other Person on his behalf, the authority of that Person so to do); and

                  (c) if applicable, it shall be satisfied to the Board that the proposed transfer complies with the federal and state securities laws of the United States.

         (9) If the Board refuses to register a transfer of any share in accordance with these Bye- Laws, it shall, within one hundred twenty (120) days after the date on which the transfer was delivered to the Company, send to each of the transferor and transferee Notice of the refusal.

         (10) The registration of transfers of shares or of any class of shares may, after Notice has been given by advertisement in an appointed newspaper and, where applicable, any other newspapers in accordance with the requirements of any Designated Stock Exchange to that effect, be suspended at such times and for such periods (not exceeding thirty (30) days in any year) as the Board may determine.

                             TRANSMISSION OF SHARES

14. (1) If a Member dies, the survivor or survivors where the deceased was a joint holder, and his legal representatives where he was a sole or only surviving holder, will be the only Persons recognized by the Company as having any title to his interest in the shares; but nothing in this Bye-

Law will release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share which had been solely or jointly held by him.

         (2) Subject to the Act, any Person becoming entitled to a share in consequence of the death or bankruptcy or winding-up of a Member may, upon such evidence as to his title being produced as may be required by the Board, elect either to become the holder of the share or to have some Person nominated by him registered as the transferee thereof. If he elects to become the holder he shall notify the Company in writing either at the Registration Office or Office, as the case may be, to that effect. If he elects to have another Person registered he shall execute a transfer of the share in favor of that Person. The provisions of these Bye-Laws relating to the transfer and registration of transfers of shares shall apply to such Notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the Notice or transfer were a transfer signed by such Member.

                  Accordingly, no Person shall be registered as the holder of a share if the result would be that such Person or any other Person would Own or Control shares in excess of the 9.9% Limitation.

         (3) A Person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the Board may determine to withhold the payment of any dividend payable or other advantages in respect of such share until such Person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of these Bye-Laws being met, such a Person may vote at meetings.

                               UNTRACEABLE MEMBERS

15. (1) Without prejudice to the rights of the Company under paragraph (2) of this Bye-Law, the Company may cease sending a check for dividend entitlements or dividend warrants by mail if such check or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending a check for dividend entitlements or dividend warrant after the first occasion on which such a check or warrant is returned undelivered.

         (2) The Company shall have the power to sell, in such manner as the Board shall determine, any shares of a Member who is untraceable, but no such sale shall be made unless:

                  (a) all checks or warrants in respect of dividends of the shares in question, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorized by these Bye-Laws have remained uncashed;

                  (b) so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a Person entitled to such shares by death, bankruptcy or operation of law; and

                  (c) the Company, if so required by the rules governing the listing of shares on the Designated Stock Exchange, has given Notice to, and caused advertisement in newspapers in accordance with the requirements of, the Designated Stock Exchange to be made of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of ninety (90) days or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.

For the purpose of the foregoing, the "relevant period" means the period commencing twelve years before the date of publication of the advertisement referred to in sub-paragraph (2)(c) of this Bye- Law and ending at the expiration of the period referred to in that paragraph.

         (3) To give effect to any such sale the Board may authorize a Person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such Person shall be as effective as if it had been executed by the registered holder or the Person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as the Board shall determine. Any sale under this Bye-Law shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

                         GENERAL MEETINGS OF THE MEMBERS


16. (1) The Board shall convene and the Company shall hold Annual General Meetings of the Members in accordance with the requirements of the Act and these Bye-Laws. The Board may, whenever it shall determine, and shall, when required by the Act or these Bye-Laws, convene a General Meeting, other than an Annual General Meeting, which shall be called a Special General Meeting. Except with the unanimous approval of the Board, all Annual or Special General Meetings of the Company shall be held in Bermuda, but under no circumstance shall any General Meeting be held in the United States.

         (2) The Board may determine to call Special General Meetings, and Members holding at the date of delivery of the written Notice not less than one-tenth (1/10) of the paid up capital of the Company carrying the right of voting at General Meetings of the Company shall at all times have the right, by written Notice to the Board or the Secretary of the Company, to require a Special General Meeting to be called by the Board for the transaction of any business specified in such Notice; and such meeting shall be held within sixty
(60) days after the deposit of such Notice. If within twenty-one (21) days of such delivery, the Board fails to proceed to convene such meeting such Members may do so in accordance with the provisions of the Act.

                           NOTICE OF GENERAL MEETINGS

17. (1) An Annual General Meeting and any Special General Meeting of the Members shall be called by not less than twenty-one (21) clear days' Notice.

         (2) Notice of every General Meeting shall be given in any manner permitted by these Bye-Laws to all Members other than those who, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such Notice from the Company.

         (3) Notwithstanding that a General Meeting of the Company is called by shorter Notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

                  (a) in the case of a meeting called as an Annual General Meeting, by all the Members entitled to attend and vote thereat;

                  (b) in the case of any other General Meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value of the shares giving that right.

         (4) At any Annual or Special General Meeting of the Members, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual or Special General Meeting, business must be specified in the Notice of meeting (or any supplement thereto) given by or at the direction of the Board, otherwise properly brought before the meeting by or at the direction of the Board, or otherwise properly brought before the meeting by a Member. In addition to any other applicable requirements, for business to be properly brought before an Annual or Special General Meeting by a Member, the Member must have given timely Notice thereof in writing to the Secretary of the Company. To be timely, a Member's Notice must be delivered to or mailed and received at the Registration Office of the Company, not less than sixty (60) days prior to such meeting. A Member's Notice to the Secretary shall set forth as to each matter the Member proposes to bring before the meeting and any material interest of the Member in such business (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the Member proposing such business, (iii) a representation that the Member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination, (iv) the class and number of shares of the Company which are beneficially owned by the Member, and (v) any material interest of the Member in such business; provided, however, that Members may only give Notice to the Secretary of matters to be brought before an Annual or Special General Meeting for the purposes of this Bye-Law that are matters that are suitable and appropriate for submission to General Meetings of the Members of a publicly-quoted company as determined by the Board.

         (5) Notwithstanding anything in the Bye-Laws to the contrary, no business shall be conducted at an Annual or Special General Meeting except in accordance with the procedures set forth in this Bye-Law; provided, however, that nothing in this Bye-Law shall be deemed to preclude discussion by any Member of any business properly brought before the Annual or Special General Meeting in accordance with the procedures herein detailed.

         (6) The Chairman of an Annual or Special General Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Bye-Law, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         (7) Any nomination or nominations of Persons for election to the Board of the Company made in accordance with the provisions of these Bye-Laws shall be deemed for the purposes of this Bye-Law to constitute business properly brought before an Annual or Special General Meeting, as the case may be.

         (8) The accidental omission to give Notice of a meeting or (in cases where instruments of proxy are sent out with the Notice) to send such instrument of proxy to, or the non-receipt of such Notice or such instrument of proxy by, any Person entitled to receive such Notice shall not invalidate any resolution passed or the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

18. (1) No business shall be transacted at any General Meeting unless it shall have been properly brought before the Annual or Special General Meeting in accordance with these Bye-Laws and a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a Chairman which shall not be treated as part of the business of the meeting. Except as provided to the contrary in these Bye-Laws, Members representing a majority of the outstanding shares carrying the right to vote in the Company, represented in person or by proxy, shall constitute a quorum for all purposes. In calculating the amount of voting shares represented in person or by proxy to determine whether or not a quorum is present for purposes of this Bye-Law, the inspectors appointed in accordance with Bye-Law 19 hereof, shall calculate the number of votes represented in person or by proxy in accordance with the provisions of paragraph (4) of Bye-Law 20 hereof.

         (2) If within five (5) minutes (or such longer time as the Chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Members, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the Chairman of the meeting may determine and at such adjourned meeting two Members present in person (whatever the number of shares held by them) shall be a quorum. The Company shall give not less than seven (7) days' Notice of any meeting adjourned through want of a quorum and such Notice shall state that two Members present in person (whatever the number of shares held by them) shall be a quorum.

         (3) Each Director shall be entitled to attend and speak at any General Meeting of the Company.

         (4) The Chairman of the Board shall preside as Chairman at every General Meeting. In his absence, the following shall preside in the order stated: the Deputy Chairman, any other Director appointed by the Board, the President, any Executive Vice President or any other Officer of the Company. If none of the foregoing is present within five (5) minutes after the time appointed for holding the meeting, or if none of them is willing to act as Chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as Chairman if willing to act. If no Director is present or if each of the Directors present declines to take the chair, the Persons present and entitled to vote shall elect one of their number to be Chairman.

         (5) The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three (3) months or more, Notice of the adjourned meeting shall be given as in the case of an original meeting.

         (6) Except as provided to the contrary in these Bye-Laws, it shall not be necessary to give any Notice of an adjournment or of the business to be transacted at an adjourned meeting.

                                   INSPECTORS

19. The Board may, in advance of any meeting of Members, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the Chairman of the meeting may and on the request of any Member entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to exercise the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Members. On the request of the Chairman of the meeting or any Member entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector. Inspectors need not be Members.

                           VOTING AT GENERAL MEETINGS

20. (1) Subject to these Bye-Laws and to any special rights or other restrictions as to voting for the time being attached to any shares by or in accordance with these Bye-Laws or the Act, at any General Meeting on a show of hands every Member present in person or, in the case of a Member being a corporation, by a duly authorized representative, or by proxy, shall have one vote and on a vote every Member present in person or by proxy shall have one vote for every fully paid share of which he is the holder.

         (2) Subject to these Bye-Laws and to the Act, any matter submitted to the Members at a General Meeting for approval shall be approved by an ordinary resolution of the Members provided, however, that any matter submitted to the Members at a General Meeting for approval which relates to the amalgamation, merger or consolidation of the Company with another company or the sale, lease or exchange of all or substantially all of the assets of the Company shall be approved by at least a majority of the voting power of the then outstanding shares entitled to vote on such matter.

         (3) A resolution put to the vote of a meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a vote) a vote is demanded by:

                  (a)      the Chairman of such meeting; or

                  (b) at least three (3) Members present in person or, in the case of a Member being a corporation, by its duly authorized representative, or by proxy, for the time being entitled to vote at the meeting; or

                  (c) a Member or Members present in person or, in the case of a Member being a corporation by its duly authorized representative or, by proxy, and representing not less than one-tenth (1/10) of the total voting rights of all Members having the right to vote at the meeting; or

                  (d) a Member or Members present in person or, in the case of a Member being a corporation by its duly authorized representative, or by proxy, and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth (1/10) of the total sum paid up on all shares conferring that right.

A demand by a Person as proxy for a Member, or in the case of a Member being a corporation by its duly authorized representative, shall be deemed to be the same as a demand by a Member.

         (4) Subject to this Bye-Law, at any General Meeting each Member holding shares of the Company present, in person or by proxy, shall be entitled to such number of votes as otherwise indicated in this Bye-Law with respect to such shares, on a non-cumulative basis, for each such share registered in such Member's name in the Register of Members, provided that, if and for so long as the votes conferred by the Controlled Shares of any Person shall exceed the Maximum Percentage applicable to such Person of the votes conferred by all of the issued and outstanding shares of the Company (reduced for any votes represented by Controlled Shares that are not entitled to vote due to the terms of this Bye-Law), each share comprised in such Controlled Shares shall confer only such fraction of a vote, such that the total combined voting rights of such Controlled Shares shall be equal to the Maximum Percentage, provided, however, that the foregoing limitation shall not apply to the PXRE Purpose Trust. The calculation of such fraction shall take into account the reduction of combined voting power of the Company's Members by a number of votes equal to any votes represented by the Controlled Shares of such Person and any other Persons that are not entitled to vote due to the terms of these Bye-Laws and shall be made as of any date and, with respect to any record date for determining the Members entitled to vote, as of such record date, including, without limitation, for any election of directors. If, as a result of giving effect to the provisions of this Bye-Law or otherwise, the votes conferred by the Controlled Shares of a Person would otherwise represent an amount greater than the Maximum Percentage applicable to such Person, the votes conferred by the Controlled Shares of such Person shall be reduced in accordance with the foregoing provisions of this Bye-Law. Such process shall be repeated until the votes conferred by the Controlled Shares of each Person are less than or equal to the Maximum Percentage applicable to such Person. The Board shall have sole discretion as to the applicability of this Bye-Law to any Member or Person and over the manner in which any reduction in voting power of any shares is calculated. The Board shall have the authority to request any or all Members to provide information relating to their ownership of Controlled Shares and if any Member fails to fully comply with the Board's request to provide such information, the Board may make any assumptions it deems necessary in order to determine such Member's ownership of Controlled Shares and to calculate reductions in voting powers of shares under this Bye-Law.

         (5) Unless a vote is duly demanded and the demand is not withdrawn, a declaration by the Chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost, and an entry to that effect made in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

         (6) If a vote is duly demanded, the result of the vote shall be deemed to be the resolution of the meeting at which the vote was demanded. There shall be no requirement for the Chairman to disclose the voting figures on a vote.

         (7) A vote demanded on the election of a Chairman, or on a question of adjournment, shall be taken forthwith. A vote demanded on any other question shall be taken in such manner (including the use of ballot or voting papers) and either forthwith or at such time (being not later than thirty (30) days after the date of the demand) and place as the Chairman directs. It shall not be necessary (unless the Chairman otherwise directs) for Notice to be given of a vote not taken immediately.

         (8) The demand for a vote shall not prevent the continuance of a meeting or the transaction of any business other than the question on which the vote has been demanded, and, with the consent of the Chairman, it may be withdrawn at any time before the close of the meeting or the taking of the vote, whichever is the earlier.

         (9) Where a vote is taken, votes may be given either personally or by proxy.

         (10) A Person entitled to more than one vote on a vote need not use all his votes or cast all the votes he uses in the same way. Notwithstanding the preceding sentence, nothing herein is intended to allow for cumulative voting in the election of Directors and cumulative voting in the election of Directors is expressly prohibited.

         (11) In the case of an equality of votes, whether on a show of hands or on a vote, the Chairman of such meeting shall be entitled to a second or casting vote in addition to any other vote he may have.

         (12) Where there are joint holders of any share any one of such joint holders may vote, either in person or by proxy, in respect of such share as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Bye-Law be deemed joint holders thereof.

         (13) A Member who is a patient for any purpose relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of Persons incapable of managing their own affairs may vote, whether on a show of hands or on a vote, by his receiver, committee, curator bonis or other Person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other Person may vote by proxy, and may otherwise act and be treated as if he were the registered holder of such shares for the purposes of General Meetings, provided that such evidence as the Board may require of the authority of the Person claiming to vote shall have been deposited at the Office, Registration Office or such other place as the Board may designate, as appropriate, not less than forty-eight (48) hours before the time appointed for holding the meeting, or adjourned meeting or vote, as the case may be.

         (14) Any Person entitled under these Bye-Laws to be registered as the holder of any shares may vote at any General Meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that at least forty-eight (48) hours before the time of the holding of the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board of his entitlement to such shares, or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

         (15) No Member shall, unless the Board otherwise determines, be entitled to attend and vote and to be counted in a quorum at any General Meeting unless he is duly registered and all calls or other sums presently payable by him in respect of shares in the Company have been paid.

         (16) If: (a) any objection shall be raised to the qualification of any voter; or (b) any votes have been counted which ought not to have been counted or which might have been rejected; or (c) any votes are not counted which ought to have been counted; the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same may have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

                      PROXIES AND CORPORATE REPRESENTATION

21. (1) Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another Person as his proxy to attend and vote instead of him. A Member may appoint a proxy in respect of part only of his holding of shares in the Company. A proxy need not be a Member of the Company.

         (2) The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other Person authorized to sign the same. In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorized to sign such instrument of proxy on behalf of the corporation without further evidence of the fact.

         (3) The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, shall be delivered to such place or one of such places (if any) as may be specified for that purpose in or by way of Notice to or in any document accompanying the Notice convening the meeting (or, if no place is so specified at the Registration Office or the Office, as may be appropriate) not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the Person named in the instrument proposes to vote or, in the case of a vote taken subsequently to the date of a meeting or adjourned meeting, not less than twenty-four (24) hours before the time appointed for the taking of the vote, and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of one (1) year from the date named in it as the date of its execution, except at an adjourned meeting or on a vote demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within one (1) year from such date. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.

         (4) Instruments of proxy shall be in any common form or in such other form as the Board may approve (provided that this shall not preclude the use of the two-way form) and the Board may send out with the Notice of any meeting, forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a vote and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy may determine. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

         (5) A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office or the Registration Office (or such other place as may be specified for the delivery of instruments of proxy in the Notice convening the meeting or other document sent therewith) at least two (2) hours before the commencement of the meeting or adjourned meeting, or the taking of the vote, at which the instrument of proxy is used.

         (6) Anything which under these Bye-Laws a Member may do by proxy he may likewise do by his duly appointed attorney and the provisions of these Bye-Laws relating to proxies and instruments appointing proxies shall apply, as the case may be, in relation to any such attorney and the instrument under which such attorney is appointed.

         (7) Any corporation which is a Member of the Company may by any authorized officer authorize such Person as it may determine to act as its representative at any meeting of the Company or any class of Members of the Company. The Person so authorized shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member of the Company and such corporation shall for the purposes of these Bye-Laws be deemed to be present in person at any such meeting if a Person so authorized is present thereat. Any reference in these Bye-Laws to a duly authorized representative of a Member being a corporation shall mean a representative authorized under the provisions of this Bye-Law.

         (8) If a clearing house is a Member, it may authorize such Person or Persons as it determines to act as its representative or representatives at any meeting of the Company or at any meeting of any class of Members provided that, if more than one Person is so authorized, the authorization shall specify the number and class of shares in respect of which each such Person is so authorized. A Person so authorized under the provisions of this Bye-Law shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual Member. For the purposes of this Bye-Law, "clearing house" means any clearing house or other similar body recognized by the laws of the jurisdiction in which the shares of the Company are listed or quoted on a Designated Stock Exchange.

                       NOMINATION AND REMOVAL OF DIRECTORS

22. (1) The number of Directors which shall constitute the whole Board of Directors of the Company shall be such number (not less than three (3) or more than twelve (12)) as the Company may by ordinary resolution in general meeting determine. The Board shall be divided into three classes, Class I, Class II and Class III. The number of Directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of Directors by three and if a fraction is also contained in such quotient, then if such fraction is one-third (1/3) the extra Director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the Directors shall be member of Class III and the other shall be a member of Class II. Each Director shall serve for a term ending on the third Annual General Meeting following the annual meeting at which such Director was elected; provided however, that the initial term of each class and the classes to which the first slate of Directors elected hereunder belong, shall be determined by the ordinary resolution of Members at the time of such initial election. The foregoing notwithstanding, each Director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

         (2) For the purpose of the preceding paragraph, reference to the first election of Directors is to the election at the 1999 Annual General Meeting of the Company. At each annual election held thereafter, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed. If for any reason the number of Directors in the various classes shall not conform with the formula set forth in the preceding paragraph, the Board may redesignate any Director to a different class in order that the balance of Directors in such classes shall conform thereto.

         (3) A Director need not be a Member.

         (4) Only Persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of Persons for election to the Board of the Company may be made at a meeting of Members called for the election of directors, or at the discretion of the Board, by any nominating committee or Person appointed by the Board, by any Member of the Company entitled to vote for the election of Director at the meeting who complies with the Notice procedures set forth in this Bye-Law. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely Notice to the Secretary of the Company. To be timely, a Member's Notice shall be delivered to or mailed and received at the Office of the Company not less than sixty (60) days prior to such meeting. Such Member's Notice to the Secretary shall set forth (a) as to each Person whom the Member proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the Person, (ii) the principal occupation or employment of the Person, (iii) the class and number of shares of Common Shares of the Company which are beneficially owned by the Person, (iv) any other information relating to the Person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Schedule 14A of the Exchange Act, and (v) the consent of each nominee to serve as a Director, if so elected; and (b) as to the Member giving the Notice (i) the name and record address of the Member and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the Member. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. No Persons shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth herein.

         (5) The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         (6) The Directors shall (subject to any resolution of the Members to the contrary) have the power from time to time and at any time to appoint any Person as a Director to fill a casual vacancy on the Board, provided, however, that the number of Directors so appointed shall not exceed any maximum number determined from time to time by the Members in a General Meeting. Any Director so appointed by the Board shall hold office until the next election of the class for which such director shall have been chosen and shall then be eligible for re-election at that meeting.

         (7) Neither a Director nor an Alternate Director, as the case may be, shall be required to hold any shares of the Company by way of qualification and a Director or an Alternate Director (as the case may be) who is not a Member shall be entitled to receive Notice of and to attend and speak at any General Meeting of the Company and of all classes of shares of the Company.

         (8) Notwithstanding anything to the contrary in these Bye-Laws, the Members may only remove a Director for cause prior to the expiration of such Director's period of office or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement) at a General Meeting convened and held in accordance with these Bye-Laws at which a majority of the holders of shares entitled to vote thereon vote in favor of such action provided that the Notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director fourteen (14) days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for his removal.

         (9) A vacancy on the Board created by the removal of a Director under paragraph (8) of this Bye-Law may be filled by the election or appointment by the Members at the meeting at which such Director is removed to hold office until the next election of the class for which such director shall have been chosen, but subject to any resolution of the Members to the contrary, the Board may fill any vacancy in the number left unfilled.

         (10) A Director whose term is expiring shall be eligible for re-election.

         (11) The office of a Director shall be vacated if the Director:

                  (a) resigns his office by Notice delivered to the Company at the Office or tendered at a meeting of the Board whereupon the Board resolves to accept such resignation; or

                  (b) becomes of unsound mind (as determined by the Board in its sole discretion) or dies; or

                  (c) without special leave of absence from the Board, is absent from meetings of the Board for four consecutive meetings, and the Board resolves that his office be vacated; or

                  (d) becomes bankrupt or has a receiving order made against him or suspends payment or comprises with his creditors; or

                  (e)      is prohibited by law from being a Director; or

                  (f) ceases to be a Director by virtue of any provision of the Act or is removed from office pursuant to this Bye-Law.

                               ALTERNATE DIRECTORS

23. (1) Any Director may at any time by Notice delivered to the Office or at a meeting of the Directors appoint any Person to be his alternate Director (an "Alternate Director"). Any Person so appointed shall have all the rights and powers of the Director or Directors for whom such Person is appointed in the alternative provided that such Person shall not be counted more than once in determining whether or not a quorum is present. An Alternate Director may be removed at any time by the Director who appointed him and, subject thereto, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. Any appointment or removal of an Alternate Director shall be effected by Notice signed by the appointor and delivered to the Office or tendered at a meeting of the Board. An Alternate Director may also be a Director in his own right and may act as alternate to more than one other Director. An Alternate Director shall, if his appointor so requests, be entitled to receive Notices of meetings of the Board or of committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Bye-Laws shall apply as if he were a Director save that as an alternate for more than one Director his voting rights shall be cumulative.

         (2) An Alternate Director shall only be a Director for the purposes of the Act and shall only be subject to the provisions of the Act insofar as they relate to the duties and obligations of a Director when performing the functions of the Director for whom he is appointed in the alternative and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An Alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified by the Company to the same extent, as the case may be, as if he were a Director but he shall not be entitled to receive from the Company any fee in his capacity as an Alternate Director except only such part, if any, of the remuneration otherwise payable to his appointor as such appointor may by Notice to the Company from time to time direct.

         (3) Every Person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). If his appointor is for the time being unavailable or unable to act, the signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board of which his appointor is a member shall, unless the Notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

         (4) An Alternate Director shall ipso facto cease to be an Alternate Director if his appointor ceases for any reason to be a Director, however, such Alternate Director or any other Person may be re-appointed by the Directors to serve as an Alternate Director provided always that, if at any meeting the term of any Director expires but such Director is re-elected at the same meeting, any appointment of such Alternate Director pursuant to these Bye-Laws which was in force immediately before his retirement shall remain in force as though he had not retired.

                             DIRECTORS' COMPENSATION

         24. The amount, if any, of Directors' fees, retainers, awards of shares and options, or other remuneration shall from time to time be determined by the Board. In addition, each Director shall be paid his reasonable traveling, hotel and incidental expenses in attending and returning from meetings of the Board or committees appointed by the Board, or any Annual General Meeting or Special General Meeting of the Members, and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any question as to the reasonableness of expenses as provided herein shall be a matter to be determined by the Board. Any Director who by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

                       DIRECTORS' AND OFFICERS' INTERESTS

25.      (1)      A Director may:

                  (a) hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and, subject to the relevant provisions of the Act, upon such terms as the Board may determine. Any remuneration (whether by way of salary or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law;

                  (b) act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

                  (c) continue to be or become a director, manager or other officer or member of any other Person whether or not promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration or other benefits received by him as a director, manager or other officer or member of or from his interests in any such other Person. Notwithstanding anything contained in these Bye-Laws to the contrary, any Director may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by him as director of such other company in such manner in all respects as he may determine (including the exercise thereof in favor of any resolution appointing himself as a director, manager or other officer of such company, or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company) and any Director may vote in favor of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or about to be, appointed a director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in the manner aforesaid.

         (2) Subject to the Act and to these Bye-Laws, no Director or Officer or proposed Director or Officer shall be disqualified by his office from contracting with the Company or any Subsidiary, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director or Officer is in any way interested be liable to be avoided, nor shall any Director or Officer so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realized by any such contract or arrangement by reason of such Director or Officer holding that office or of the fiduciary relationship thereby established, provided that such Director or Officer shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with these Bye-Laws.

         (3) A Director or Officer who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested.

         (4) For the purposes of the preceding paragraph, a Director shall furnish Notice to the Board to the effect that: (a) he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with that company or firm; or (b) he is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with a specified Person who is connected with him; and such Notice shall be deemed to be a sufficient declaration of interest under these Bye-Laws in relation to any such contract or arrangement, provided that no such Notice shall be effective unless either it is given at a meeting of the Board or the Director or Officer takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

                    GENERAL POWERS OF THE BOARD OF DIRECTORS

26. (1) The business of the Company shall be managed and conducted by the Board, which may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Act or by these Bye-Laws required to be exercised by the Company in a General Meeting, subject nevertheless to the provisions of the Act and of these Bye-Laws and to such regulations being not inconsistent with such provisions as may be prescribed by the Company in a General Meeting. No regulations made by the Company in a General Meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Bye-Law shall not be limited or restricted by any special authority or power given to the Board by any other Bye-Law.

         (2) Any Person contracting or dealing with the Company in the ordinary course of business shall be entitled to rely on any written or oral contract or agreement or deed, document or instrument entered into or executed as the case may be by any Officer acting on behalf of the Company and the same shall be deemed to be validly entered into or executed by the Company as the case may be and shall, subject to applicable law, be binding on the Company; provided, however, that no such contract or agreement or deed, document or instrument may be executed on the Company's behalf within the United States unless specifically authorized by resolution of the Board.

         (3) Without prejudice to the general powers conferred by these Bye-Laws it is hereby expressly declared that the Board shall have the following powers, namely:

                  (a) to give to any Person (including, without limitation, any Director, Officer, or employee) the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed; and

                  (b) to give to any Director, Officer or employee of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

         (4) The Board may by power of attorney appoint under the Seal any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may determine, and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Board may determine, and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney or attorneys may, if so authorized under the Seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the Company's Seal.

         (5) The Board may entrust to and confer upon any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it may determine, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no Person dealing in good faith and without Notice of such revocation or variation shall be affected thereby.

         (6) All checks, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company's banking accounts shall be kept with such banks or other financial institutions as the Board shall from time to time determine.

         (7) The Board may establish or join with other companies (including any of its Subsidiaries or other affiliated companies) in establishing and making contributions out of the Company's monies to any plans or funds for providing pensions, life insurance or other benefits for employees (which expression as used in this and the following paragraph shall include any Director or ex-Director who may hold or have held any executive office or any office of profit under the Company or any of its Subsidiaries) and ex-employees of the Company or any of its Subsidiaries and their dependents or any class or classes of such Persons.

         (8) The Board may pay, enter into agreements to pay or make grants of revocable or irrevocable, and either subject or not subject to any terms or conditions, pensions or other benefits to employees and ex-employees of the Company or any of its Subsidiaries and their dependents, or to any of such Persons, including pensions or benefits additional to those, if any, to which such employees or ex-employees or their dependents are or may become entitled under any such plan or fund as mentioned in the preceding paragraph. Any such pension or benefit may, as the Board considers desirable, be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement.

         (9) The Board may exercise all the powers of the Company to raise or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Act, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

         (10) Debentures, bonds and other securities may be made assignable free from any equities between the Company and the Person to whom the same may be issued.

         (11) Any debentures, bonds or other securities may be issued at a discount (other than shares), premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at General Meetings of the Company, appointment of Directors and otherwise as the Board may determine by resolution.

                      PROCEEDINGS OF THE BOARD OF DIRECTORS

27. (1) The Board may meet for the conduct of business, adjourn and otherwise regulate its meetings as it considers appropriate. Actions to be taken at any meeting shall be determined by a majority of votes cast, provided a quorum is present. Meetings of the Board of Directors of the Company shall be held outside the United States.

         (2) A meeting of the Board may be convened by the Secretary on request of the President or by any two (2) Directors, provided that no business shall be transacted at a Board meeting unless not less than seven (7) clear days' Notice of the meeting shall be given to each Director with reasonable details of the business to be transacted and provided further that any Director may by Notice to the Company agree that no Notice needs, or any shorter Notice specified in a notice may, be given to him. The Secretary shall convene a meeting of the Board, of which Notice may be given in writing or by telephone or in such other manner as the Board may from time to time determine, whenever he shall be required so hereunder. Any Director may waive Notice of any meeting either prospectively or retrospectively.

         (3) The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of the Directors. An Alternate Director shall be counted in a quorum in the case of the absence of a Director for whom he is the alternate provided that he shall not be counted more than once for the purpose of determining whether or not a quorum is present.

         (4) Directors may participate in any meeting of the Board by means of a conference telephone or other communications equipment through which all Persons participating in the meeting can communicate with each other simultaneously and instantaneously and, for the purpose of counting a quorum, such participation shall constitute presence at a Meeting as if those participating were present in person; provided, however, that no Director may participate in any meeting of the Board while physically present in the United States.

         (5) Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of such Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

         (6) The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Bye-Laws, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Bye-Laws as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning General Meetings of the Company but not for any other purpose.

         (7) The Board may elect a Chairman and a Deputy Chairman of its meetings and determine the period for which they are respectively to hold such office. If no Chairman or Deputy Chairman is elected, or if at any meeting neither the Chairman nor any Deputy Chairman is present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Acting Chairman of the meeting.

         (8) A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

         (9) The Board may delegate any of its powers, authorities and discretions to committees (including, but not limited to, an Executive Committee, an Audit Committee, a Human Resources Committee, and an Investment Committee), consisting of Directors or Officers or other persons as it may determine, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to Persons or purposes. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

         (10) All acts done by any such committee in conformity with such regulations, and in fulfillment of the purposes for which it was appointed, but not otherwise, shall have like force and effect as if done by the Board, and the Board shall have power to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.

         (11) The meetings and proceedings of any committee consisting of two
(2) or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the preceding paragraph.

         (12) A resolution in writing signed outside the United States by all the Directors (except such as are temporarily unable to act through ill-health or disability), (provided that such number is sufficient to constitute a quorum and further provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors for the time being entitled to receive Notices of Board meetings in the same manner as Notices of meetings are required to be given by these Bye-Laws) shall be as valid and effectual as if a resolution had been passed at a meeting of the Board duly convened and held. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors and for this purpose a facsimile signature of a Director shall be treated as valid.

         (13) All acts bona fide done by the Board or by any committee or by any Person acting as a Director or member of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member or the Board or such committee or Person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such Person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

                                    OFFICERS

28. (1) The Officers of the Company shall consist of the Chairman, Deputy Chairman, President, Chief Executive Officer, Executive Vice-President(s), Senior Vice President(s), Vice President(s), Chief Financial Officer and Secretary and such additional Officers (who may or may not be Directors) as the Board or the President may from time to time determine, all of whom shall be deemed to be Officers for the purposes of the Act and these Bye-Laws.

         (2) The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board or another Officer from time to time.

         (3) The authority of any Officer of the Company so long as such Officer shall be physically present in the United States, shall be limited to maintaining an oversight and review of and providing recommendations and information to the Board, but not to any third party, regarding the affairs of the Company pertaining to any of its Subsidiaries incorporated in the United States and otherwise to enable the Company to fulfill its role as the holder of shares of such Subsidiaries. Such Officer while physically present in the United States shall have no authority (i) to negotiate or conclude contracts in the name of the Company (or any of its Subsidiaries not incorporated in the United States) or otherwise bind the Company (or any of its Subsidiaries not incorporated in the United States), or (ii) to conduct or manage any activities of the Company (or any of its Subsidiaries not incorporated in the United States), or (iii) to act in any way which might result in the Company (or any of its Subsidiaries not incorporated in the United States) being considered to be engaged in a trade or business in the United States within the meaning of the Code. Any purported action or contract done or made by such Officer or any other duly appointed Officer of the Company in violation of the provisions hereof shall be null and void ab initio and the Company or any of its Subsidiaries shall in no way be bound or affected by any such action or contract done or made in violation hereof.

         (4) The Directors shall, as soon as may be after each appointment or election of Directors, elect the Officers of the Company, and a Chairman and a Deputy Chairman of the Board of Directors.

         (5) The Officers shall receive such remuneration as the Directors may from time to time determine.

         (6) The Company may in accordance with the Act appoint a resident representative ordinarily resident in Bermuda and the resident representative shall maintain an office in Bermuda and comply with the provisions of the Act. The Company shall provide the resident representative with such documents and information as the resident representative may require in order to be able to comply with the provisions of the Act. The resident representative shall be entitled to have Notice of, attend and be heard at all meetings of the Board or meetings of the Members.

         (7) The Secretary, or an Assistant Secretary, shall attend all meetings of the Members and of the Board (and its committees) and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose. The Secretary shall perform such other duties as are prescribed by the Act or these Bye-Laws or as may be prescribed by the Board.

         (8) The Chairman or the Deputy Chairman of the Board of Directors, as the case may be, shall act as chairman at all meetings of the Members and of the Directors at which he is present. In the absence of both the Chairman and the Deputy Chairman, a chairman shall be appointed or elected by those present at the meeting.

         (9) The Officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors or another Officer from time to time.

         (10) Any provision of the Act or of these Bye-Laws requiring or authorizing a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same Person acting both as Director and as or in place of the Secretary.

                       REGISTER OF DIRECTORS AND OFFICERS

29. (1) The Board shall cause to be kept in one or more books at its Office a Register of Directors and Officers and shall enter therein the particulars required by the Act.

         (2) The Register of Directors and Officers shall be open to inspection at the Office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two (2) hours in each business day be allowed for inspection.

                                     MINUTES

30. The Board shall cause Minutes to be duly entered in books provided for the purpose: (i) of all elections and appointments of Officers; (ii) of the names of the Directors present at each meeting of the Directors and of any committee appointed by the Board; and (iii) of all resolutions and proceedings of each General Meeting of the Members, meetings of the Board and meetings of committees of the Board.

                                      SEAL

31. (1) The Company shall have one or more Seals, as the Board may determine. For the purpose of sealing documents creating or evidencing securities issued by the Company, the Company may have a securities seal which is a facsimile of the Seal of the Company with the addition of the words "Corporate Seal" on its face or in such other form as the Board may approve. The Board shall provide for the custody of each Seal and no Seal shall be used without the authority of the Board or of a committee of the Board authorized by the Board in that regard. Except as otherwise provided in these Bye-Laws, any instrument to which a Seal is affixed shall be signed autographically by one Officer and the Secretary or by two Officers or by such other Person or Persons as the Board may appoint, either generally or in any particular case, save that as regards any certificates for shares or debentures or other securities of the Company the Board may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature. Every instrument executed in manner provided by this Bye-Law shall be deemed to be sealed and executed with the authority of the Board previously given.

         (2) Where the Company has a Seal for use abroad, the Board may by writing under the Seal appoint any agent or committee abroad to be the duly authorized agent of the Company for the purpose of affixing and using such Seal and the Board may impose restrictions on the use thereof as it may determine. Wherever in these Bye-Laws reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such other Seal as aforesaid.

         (3) Any Officer or any Person appointed by the Board for the purpose may authenticate (by affixing the seal or otherwise) any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favor of all Persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

                            DESTRUCTION OF DOCUMENTS

32. The Company shall be entitled to destroy the following documents at the following times:

         (a) any share certificate which has been canceled at any time after the expiration of one (1) year from the date of such cancellation;

         (b) any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiration of two (2) years from the date such mandate, variation, cancellation or notification was recorded by the Company;

         (c) any instrument of transfer of shares which has been registered at any time after the expiration of seven (7) years from the date of registration;

         (d) any allotment letters after the expiration of seven (7) years from the date of issue thereof; and

         (e) copies of powers of attorney, grants of probate and letters of administration at any time after the expiration of seven (7) years after the account to which the relevant power of attorney, grant of probate or letters of administration related has been closed;

and it shall conclusively be presumed in favor of the Company that every entry in the Register purporting to be made on the basis of any such documents so destroyed was duly and properly made and every share certificate so destroyed was a valid certificate duly and properly canceled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company; provided, however, that: (1) the foregoing provisions of this Bye-Law shall apply only to the destruction of a document in good faith and without Notice to the Company that the preservation of such document was relevant to a claim; (2) nothing contained in this Bye-Law shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (1) above are not fulfilled; and (3) references in this Bye-Law to the destruction of any document include references to its disposal in any manner.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

33. (1) Subject to the Act, the Board may from time to time declare dividends in any currency or property to be paid to the Members. The Board may also make a distribution to the Members out of any contributed surplus (as ascertained in accordance with the Act).

         (2) No dividend shall be paid or other distribution made out of contributed surplus if to do so would render the Company unable to pay its liabilities as they become due or the realizable value of its assets would thereby become less than the aggregate of its liabilities and its issued share capital and share premium accounts.

         (3) Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:

         (a) all dividends shall be declared and paid according to the amounts paid; and

         (b) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

         (4) The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividends and provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights and may also pay any fixed dividend which is payable on any shares of the Company quarterly or on any other dates, whenever such profits, in the opinion of the Board, justifies such payment.

         (5) The Board may deduct from any dividend or other monies payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

         (6) No dividend or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

         (7) Any dividend, interest or other sum payable in cash to the holder of shares may be paid by check or warrant sent through the mail addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such Person and at such address as the holder or joint holders may in writing direct. Every such check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

         (8) All dividends or bonuses unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend or bonuses unclaimed after a period of six (6) years from the date of declaration shall be forfeited and shall revert to the Company. The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

         (9) Whenever the Board has resolved that a dividend be declared or paid, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the

Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any Person to sign any requisite instruments of transfer and other documents on behalf of the Persons entitled to the dividend, and such appointment shall be effective and binding on the Members. The Board may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board, be unlawful or impracticable and in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

         (10) Whenever the Board has resolved that a dividend be declared or paid on any class of the share capital of the Company, the Board may further resolve either:

                  (a) that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the shareholders entitled thereto will be entitled to elect to receive such dividend (or part thereof if the Board so determines) in cash in lieu of such allotment. In such case, the following provisions shall apply:

                           (i) the basis of any such allotment shall be determined by the Board;

                           (ii) the Board, after determining the basis of allotment, shall give not less than two (2) weeks' Notice to the holders of the relevant shares of the right of election accorded to them, and shall send with such Notice, forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be delivered in order to be effective;

                           (iii) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

                           (iv) the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised ("the non-elected shares") and in satisfaction thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalize and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account other than the Subscription Rights Reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or

                  (b) that the shareholders entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may determine. In such case, the following provisions shall apply:

                           (i) the basis of any such allotment shall be determined by the Board;

                           (ii) the Board, after determining the basis of allotment, shall give not less than fourteen
                                    (14) days' Notice to the holders of the
                                    relevant shares of the right of election accorded to them and shall send with such Notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be delivered in order to be effective;

                           (iii) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

                           (iv) the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised ("the elected shares") and in lieu thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalize and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account other than the Subscription Rights Reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the elected shares on such basis.

         (11)     (a)      The shares allotted under paragraph (10) of this
                           Bye-Law shall rank pari passu in all respects with shares of the same class (if any) then in issue save only as regards participation in the relevant dividend or in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of their proposal under paragraph (10) of this Bye-Law in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted under paragraph (10) of this Bye-Law shall rank for participation in such distribution, bonus or rights.

                  (b) The Board may do all acts and things considered necessary or expedient to give effect to any capitalization under paragraph (10) of this Bye-Law, with full power to the Board to make such provisions as it determines in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Board may authorize any Person to enter into on behalf of all Members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

         (12) The Board may resolve in respect of any particular dividend of the Company that notwithstanding the provisions of paragraph (10) of this Bye-Law such dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

         (13) The Board may on any occasion determine that rights of election and the allotment of shares under paragraph (10) of this Bye-Law shall not be made available or made to any shareholders with registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of such rights of election or the allotment of shares would or might, in the opinion of the Board, be unlawful or impracticable, and in such event the provisions aforesaid shall be read and construed subject to such determination. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

         (14) Any resolution declaring a dividend on shares of any class may specify that the same shall be payable or distributable to the Persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Bye-Law shall, as the case may be, apply to bonuses, capitalization issues, distributions of realized capital profits or offers or grants made by the Company to the Members.

         (15) Before declaring any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time determine and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also, without placing the same to reserves, carry forward any profits which it may think prudent not to distribute.

                                 CAPITALIZATION

34. (1) The Board may resolve to capitalize any part of the amount for the time being standing to the credit of any reserve account or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up (i) unissued shares, debentures or other obligations to be allotted or distributed fully paid pro rata to the Members or any class of Members or (ii) in full or partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or other distribution. In addition, the Board may, subject to the Act, resolve to capitalize any part of the amount for the time being standing to the credit of the Company's share premium account by applying such sum in paying up unissued shares to be issued to the Members, or class of Members, as fully paid bonus shares.

         (2) The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under the preceding paragraph and in particular may issue certificates in respect of fractions of shares or authorize any Person to sell and transfer any fractions or may resolve that the


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distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any Person to sign on behalf of the Persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

                               ACCOUNTING RECORDS

35. (1) The Board shall cause true accounts to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipts and expenditures take place, and of the property, assets, credits and liabilities of the Company and of all other matters required by the Act or necessary to give a true and fair view of the Company's affairs and to explain its transactions.

         (2) The accounting records shall be kept at the Office or, subject to the Act, at such other place or places as the Board decides outside of the United States and shall always be open to inspection by the Directors of the Company. No Member (other than a Director of the Company) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorized by the Board or the Company in a General Meeting.

         (3) Subject to the Act, a printed copy of the balance sheet and profit and loss account, including every document required by law to be annexed thereto, made up to the end of the applicable financial year and containing a summary of the assets and liabilities of the Company under convenient headings and a statement of income and expenditures, together with a copy of the Auditors' report, shall be sent to each Person entitled thereto at least twenty-one (21) days before the date of the Annual General Meeting and laid before the Company at such meeting in accordance with the requirements of the Act provided that this Bye-Law shall not require a copy of those documents to be sent to any Person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

                                      AUDIT

36. (1) Subject to the Act, at the Annual General Meeting or at a subsequent Special General Meeting in each year, the Members shall appoint an Auditor to audit the accounts of the Company and such Auditor shall hold office until the Members appoint another Auditor. Such Auditor may


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



be a Member but no Director or Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

         (2) Subject to the Act, a Person, other than a retiring Auditor, shall not be capable of being appointed Auditor at an Annual General Meeting unless Notice of an intention to nominate that Person to the office of Auditor has been given not less than fourteen (14) days before the Annual General Meeting and furthermore, the Company shall send a copy of any such Notice to the retiring Auditor.

         (3) The Members, by a resolution passed by at least two thirds of the vote cast at a General Meeting at which notice specifying the intention to pass such resolution was given, may remove the Auditor at any time before the expiration of his term of office and shall by ordinary resolution at that meeting appoint another Auditor in his stead for the remainder of his term, provided that, not less than twenty-one (21) days before the date of the meeting, notice in writing of the proposed resolution is given to the incumbent auditor and to the auditor proposed to be appointed.

         (4) Subject to the Act, the accounts of the Company shall be audited at least once in every year.

         (5) The remuneration of the Auditor shall be fixed by the Company in a General Meeting or in such manner as the Members may determine.

         (6) If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall as soon as practicable convene a Special General Meeting to fill the vacancy.

         (7) The statement of income and expenditures and the balance sheet provided for by these Bye-Laws shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or Officers of the Company, whether the same has been furnished and has been satisfactory. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in a General Meeting. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor should disclose this fact and name such country or jurisdiction.


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



         (8) The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

                                     NOTICES

37. (1) Any Notice from the Company to a Member shall be given in writing or by cable, telex or facsimile transmission message and any such Notice and (where appropriate) any other document may be served or delivered by the Company on or to any Member either personally or by sending it through the mail or other courier service in a prepaid envelope addressed to such Member at his registered address as appearing in the Register or at any other address supplied by him to the Company for the purpose or, as the case may be, by transmitting it to any such address or transmitting it to any telex or facsimile transmission number supplied by him to the Company for the giving of Notice to him or which the Person transmitting the Notice reasonably and bona fide believes at the relevant time will result in the Notice being duly received by the Member or may also be served by advertisement in appointed newspapers (as defined in the Act) or in accordance with the requirements of any Designated Stock Exchange. In the case of joint holders of a share all Notices shall be given to that one of the joint holders whose name stands first in the Register and Notice so given shall be deemed a sufficient service on or delivery to all the joint holders.

         (2)      Any Notice or other document:

                  (a) if served or delivered by mail, shall be sent airmail where appropriate and shall be deemed to have been served or delivered on the day following that on which the envelope containing the same, properly prepaid and addressed, is put into the mail; in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the Notice or document was properly addressed and put into the mail and a certificate in writing signed by the Secretary or other Officer of the Company or other Person appointed by the Board that the envelope or wrapper containing the Notice or other document was so addressed and put into the mail shall be conclusive evidence thereof; and

                  (b) if served or delivered in any other manner contemplated by these Bye-Laws, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant dispatch or transmission; and in proving such service or delivery a certificate in writing signed by the Secretary or other Officer of the Company or other Person appointed by the Board as to the fact and time of such service, delivery, dispatch or transmission shall be conclusive evidence thereof.

         (3) Any Notice or other document delivered or sent by mail to or left at the registered address of any Member in pursuance of these Bye-Laws shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has Notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the Notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such Notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the share.

         (4) A Notice may be given by the Company to the Person entitled to a share in consequence of the death, mental disorder or bankruptcy of a Member by sending it through the mail in a prepaid letter, envelope or wrapper addressed to him by name, or by the title of the representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the Person claiming to be so entitled, or (until such an address has been so supplied) by giving the Notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

         (5) Any Person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every Notice in respect of such share which prior to his name and address being entered on the Register shall have been duly given to the Person from whom he derives his title to such share.

         (6) For the purposes of these Bye-Laws, a cable or telex or facsimile transmission message purporting to come from a holder of shares or, as the case may be, a Director or Alternate Director, or, in the case of a corporation which is a holder of shares from a director or the secretary thereof or a duly appointed attorney or duly authorized representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the Person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director or Alternate Director or in the terms in which it is received.


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



                                   WINDING UP

38. (1) The Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

         (2) A resolution that the Company be wound up by the court or be wound up voluntarily shall be a special resolution.

         (3) If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a special resolution and any other sanction required by the Act, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator with the like authority shall determine, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

            INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

39. (1) The Directors and Officers (such term to include, for the purposes of this Bye-Law, any individual appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and held harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other Persons with whom any monies or effects belonging to the Company shall or may be delivered or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be deposited or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said individuals.

         (2) Each Member and the Company agree to waive any claim or right of action he or it might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action, in the performance of his duties, or supposed duties, with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer. Any repeal or modification of this Bye- Law shall not adversely affect any right or protection of a Director or Officer of the Company existing immediately prior to such repeal or modification.

         (3) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the Director, Officer, liquidator or trustee to repay such amount unless it shall ultimately be determined that the individual is entitled to be indemnified by the Company as authorized in these Bye-Laws or otherwise pursuant to the laws of Bermuda.


      NONAPPLICABILITY OF VOTING AND TRANSFER RESTRICTIONS TO CERTAIN
                   SHAREHOLDERS OF PXRE CORPORATION

40. Notwithstanding anything to the contrary in these Bye-Laws, the Maximum Percentage limitations on voting rights set forth in paragraph 4 of Bye-Law
No. 20 and the 9.9% Limitation on the transfer of shares set forth in paragraph 2 of Bye-Law No. 2, paragraph 1 of Bye-Law No. 13 and paragraph 2 of Bye-Law
No. 14 shall not apply to any Person Owning or Controlling more than 9.9% of the outstanding shares of common stock of PXRE Corporation on the date of the adoption of these Bye-Laws, but only with respect to Common Shares into which shares of common stock of PXRE Corporation owned as of the date of the adoption of these Bye-Laws are converted pursuant to the Agreement and Plan of Merger, dated as of July 7, 1999, between the Company, PXRE Corporation and PXRE
Merger Corp.


                              AMENDMENT OF BYE-LAWS

41. Any amendment to these Bye-Laws or to the Company's Memorandum of Association shall be approved by the Board and decided on by an ordinary resolution of the Members; provided however, that any proposed amendment to Bye-Laws 1, 3, 4, 5, 13, 17, 18, 20, 22, 39, 40 or 41 shall be approved by the
Board and by a special resolution of the Members.

                                      *****



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